EXHIBIT 10.2

FOURTH AMENDMENT TO LEASE
(5408 NE 88th Avenue)

THIS FOURTH AMENDMENT TO LEASE ("Fourth Amendment"), dated and effective June 2, 2020, is by and between DUTTON ASPEN LLC, an Oregon limited liability company ("Landlord") and nLIGHT, INC. (formerly nLIGHT Photonics Corporation), a Delaware corporation ("Tenant").

RECITALS

A. Pursuant to an Amended and Restated Lease dated April 1, 2010 (the "Lease") originally between Aspen North Park L.L.C. ("Aspen North") and Tenant, Aspen North leased to Tenant and Tenant leased from Aspen North certain premises located at 5408 NE 88th Street, Vancouver, Washington and more particularly described therein (the "Premises").

B. The Lease was amended by a First Amendment to Lease dated June 18, 2012 (the "First Amendment"), a Second Amendment to Lease dated August 1, 2016 (the "Second Amendment"), and a Third Amendment dated June 1, 2020 (the "Third Amendment"), whereby, among other matters (i) certain property was added to the Premises, (ii) Tenant authorized the construction of additional parking spaces on the Premises, and (iii) the Term was extended to May 31, 2035. The Lease, the First Amendment, the Second Amendment, and the Third Amendment are referred to herein collectively as the "Lease."

C. Pursuant to an Assignment of Lease dated June 25, 2012, Aspen North assigned all of its interest under the Lease to Landlord.

D. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below. Except as noted herein, defined terms in this Fourth Amendment shall have the same meaning given to such terms in the Lease.

NOW, THEREFORE, for good and valuable consideration, Landlord and Tenant agree as follows:

1. ***Letter of Credit***. Landlord and Tenant acknowledge and agree that the Letter of Credit shall solely secure Tenant's Surrender Obligations, and that, except as provided below, Landlord shall not be entitled to draw upon the Letter of Credit in the event of a default by Tenant of other obligations under the Lease. In the event the issuing Bank gives notice of non-renewal, Tenant shall have the right to obtain a replacement Letter of Credit in a form and from an issuing bank acceptable to Landlord. If the replacement Letter of Credit has not been issued at least ten (10) business days prior to the expiration date of the existing Letter of Credit, Landlord may (i) draw upon the Letter of Credit, and (ii) place the funds in a deposit account to secure Tenant's Surrender Obligations.

2. ***Full Force and Effect***. Except as amended by the First Amendment, the Second Amendment, the Third Amendment, and this Fourth Amendment, the Lease is in full force and effect.

LANDLORD: DUTTON ASPEN LLC

By: ______________________
B. Daniel Dutton, Manager

TENANT: nLIGHT, INC.

By: ______________________
Ran Bareket, Chief Financial Officer